EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President — Investor Relations	Title: Chief Marketing Officer
Phone: 479-785-6200	Phone: 479-719-4358
Email: dhumphrey@arcb.com	Email: kfieweger@arcb.com

ArcBest Corporation Announces Second Quarter 2015 Results

•                 Second quarter 2015 revenue was $696.1 million, an improvement of 5.7 percent compared to second quarter 2014.

•                 Second quarter 2015 diluted earnings per share increased 17 percent versus second quarter 2014.

•                 ABF Freight’s adjusted second quarter operating ratio improved to 94.3 percent

•                 ArcBest’s asset-light logistics businesses increased revenue by 15 percent and operating income by 48 percent versus the prior year’s second quarter.

FORT SMITH Arkansas, August 3, 2015 — ArcBest Corporation (Nasdaq: ARCB) today reported second quarter 2015 net income of $20.0 million, or $0.74 per diluted share compared to second quarter 2014 net income of $17.2 million, or $0.63 per diluted share, as all operating companies experienced improved profitability from the year-ago period. Excluding pension settlement charges for both periods, second quarter 2015 net income was $20.3 million, or $0.75 per diluted share compared to second quarter 2014 net income of $17.8 million, or $0.65 per diluted share.

“ArcBest posted strong results this quarter, with our highest second quarter revenue ever,” said ArcBest President and CEO Judy R. McReynolds. “I am pleased that our strategic investments in an expanded set of service offerings are resulting in a greater percentage of customers turning to the ArcBest companies for solutions to their supply chain challenges.”

Freight Transportation (ABF Freight)

Results of Operations

Second Quarter 2015

•                  Revenue of $504.4 million compared to $492.9 million in second quarter 2014, an increase of 2.3 percent.

•                  Tonnage per day increase of 1.9 percent versus second quarter 2014.

•                  Total billed revenue per hundredweight increase of 0.4 percent compared to the prior year.

•                  Excluding adjustments for pension settlement charges, operating income of $28.5 million and operating ratio of 94.3 percent compared to operating income of $23.5 million and an operating ratio of 95.3 percent in second quarter 2014.

ABF Freight experienced second quarter revenue growth resulting from greater tonnage combined with continued positive trends in account pricing.  Efficient management of purchased transportation and equipment resources also contributed to improved operating margins.  Throughout the quarter, ABF Freight maintained its focus on offering customized services to meet the specific needs of its customers.  Total second quarter pricing yields were slightly positive despite year-over-year reductions in fuel surcharge due to lower fuel prices.

Asset-Light Logistics

Results of Operations

Second Quarter 2015

•                  Revenue of $204.9 million compared to $178.1 million in second quarter 2014, an increase of 15 percent.

•                  These businesses equaled 29 percent of total consolidated revenue compared to 27 percent during the same period last year.

•                  Second quarter 2015 earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $13.5 million compared to EBITDA in second quarter 2014 of $10.2 million.

Revenue growth for ArcBest’s asset-light logistics businesses was positively impacted by strong increases at ABF Logistics and ABF Moving. Truckload brokerage activity drove the second quarter revenue and margin increases at ABF Logistics as additional business was added with both new and existing shippers.  ABF Moving’s revenue and margins benefited from increased market opportunities associated with the beginning of the traditional summer moving season.

Panther’s second quarter profitability improved over the previous year due to moderately higher shipment gross margins and cost management.  Compared to last year, FleetNet’s increase in second quarter revenue and operating income was the result of additional event activity across its services and improved labor efficiencies.

Conference Call

ArcBest Corporation will host a conference call with company executives to discuss the 2015 second quarter results. The call will be today, Monday, August 3, at 9:30 a.m. ET (8:30 a.m. CT). Interested parties are invited to listen by calling (800) 926-6349. Following the call, a recorded playback will be available through the end of the day on September 15, 2015. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21771575. The conference call and playback can also be accessed, through September 15, 2015, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest CorporationSM (Nasdaq: ARCB) solves complex logistics and transportation challenges. Our companies and brands — ABF FreightSM, ABF LogisticsSM, Panther Premium Logistics®, FleetNet America®, U-Pack® and ArcBest Technologies — apply the skill and the will with every shipment and supply chain solution, household move or vehicle repair. ArcBest finds a way.

For more information, visit arcb.com, abf.com, pantherpremium.com, fleetnetamerica.com and upack.com. ArcBest CorporationSM. The Skill & The WillSM.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the three months ended June 30, 2015 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would” and similar expressions and the negatives of such terms are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on us. Although management believes that these forward-looking statements are reasonable, as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and management’s present expectations or projections. Important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to: costs of continuing investments in technology, a failure of our information systems and the impact of cyber incidents; disruptions or failures of services essential to the operation of our business or the use of information technology platforms in our business; governmental regulations and policies; litigation or claims asserted against us; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; general economic conditions and related shifts in market demand that impact the performance and needs of industries served by ArcBest Corporation’s subsidiaries and/or limit our customers’ access to adequate financial resources; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; relationships with employees, including unions, and our ability to attract and retain employees and/or independent owner operators; availability of fuel; default on covenants of financing arrangements and the availability and terms of future financing arrangements; availability and cost of reliable third-party services; increased competition from freight transportation service providers outside the motor carrier freight transportation industry; timing and amount of capital expenditures, increased prices for and decreased availability of new revenue equipment and decreases in value of used revenue equipment; future costs of operating expenses such as maintenance and fuel and related taxes; self-insurance claims and insurance premium costs; environmental laws and regulations, including emissions-control regulations; potential impairment of goodwill and intangible assets; the impact of our brands and corporate reputation; the cost, timing and performance of growth initiatives; the cost, integration and performance of any future acquisitions; weather conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s Securities and Exchange Commission public filings.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest CorporationSM and its subsidiary companies.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30		Six Months Ended June 30
	2015	2014	2015	2014
	(Unaudited)
	($ thousands, except share and per share data)

REVENUES	$696,115	$658,646	$1,309,391	$1,236,550

OPERATING EXPENSES	662,649	631,694	1,274,645	1,218,300

OPERATING INCOME	33,466	26,952	34,746	18,250

OTHER INCOME (COSTS)
Interest and dividend income	271	194	505	384
Interest and other related financing costs	(1,025)	(725)	(2,027)	(1,533)
Other, net	197	950	597	1,315
	(557)	419	(925)	166

INCOME BEFORE INCOME TAXES	32,909	27,371	33,821	18,416

INCOME TAX PROVISION	12,942	10,163	13,109	6,401

NET INCOME	$19,967	$17,208	$20,712	$12,015

EARNINGS PER COMMON SHARE(1)
Basic	$0.76	$0.63	$0.79	$0.44
Diluted	$0.74	$0.63	$0.77	$0.44

AVERAGE COMMON SHARES OUTSTANDING
Basic	26,021,874	26,005,105	26,036,375	25,941,370
Diluted	26,593,451	26,005,105	26,592,615	25,942,046

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.06	$0.03	$0.12	$0.06

(1)         ArcBest uses the two-class method for calculating earnings per share. This method, as calculated below, requires an allocation of dividends paid and a portion of undistributed net income to unvested restricted stock for calculating per share amounts.

NET INCOME	$19,967	$17,208	$20,712	$12,015

EFFECT OF UNVESTED RESTRICTED STOCK AWARDS	(203)	(848)	(227)	(602)

ADJUSTED NET INCOME FOR CALCULATING EARNINGS PER COMMON SHARE	$19,764	$16,360	$20,485	$11,413

ARCBEST CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30 2015	December 31 2014
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$192,016	$157,042
Short-term investments	53,836	45,909
Restricted cash	1,387	1,386
Accounts receivable, less allowances (2015 — $5,983; 2014 — $5,731)	245,039	228,056
Other accounts receivable, less allowances (2015 — $962; 2014 — $1,701)	7,083	6,582
Prepaid expenses	19,219	20,906
Deferred income taxes	35,661	40,220
Prepaid and refundable income taxes	2,592	9,920
Other	5,072	4,968
TOTAL CURRENT ASSETS	561,905	514,989

PROPERTY, PLANT AND EQUIPMENT
Land and structures	267,046	251,836
Revenue equipment	655,013	633,455
Service, office, and other equipment	137,296	136,145
Software	120,256	116,112
Leasehold improvements	24,649	24,377
	1,204,260	1,161,925
Less allowances for depreciation and amortization	779,813	752,075
	424,447	409,850
GOODWILL	81,258	77,078
INTANGIBLE ASSETS, net	71,270	72,809
OTHER ASSETS	53,168	52,896

	$1,192,048	$1,127,622

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$147,781	$120,325
Income taxes payable	4,869	527
Accrued expenses	187,821	194,674
Current portion of long-term debt	24,024	25,256
TOTAL CURRENT LIABILITIES	364,495	340,782

LONG-TERM DEBT, less current portion	136,821	102,474
PENSION AND POSTRETIREMENT LIABILITIES	39,620	42,418
OTHER LIABILITIES	12,295	16,667
DEFERRED INCOME TAXES	59,613	64,398

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2015: 27,784,760 shares; 2014: 27,722,010 shares	278	277
Additional paid-in capital	307,268	303,045
Retained earnings	356,360	338,810
Treasury stock, at cost, 2015: 1,841,165 shares; 2014: 1,677,932 shares	(63,752)	(57,770)
Accumulated other comprehensive loss	(20,950)	(23,479)
TOTAL STOCKHOLDERS’ EQUITY	579,204	560,883

	$1,192,048	$1,127,622

Note: The balance sheet at December 31, 2014 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30
	2015	2014
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$20,712	$12,015
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,630	39,540
Amortization of intangibles	2,218	2,137
Pension settlement expense	1,716	4,600
Share-based compensation expense	4,233	3,668
Provision for losses on accounts receivable	627	1,032
Deferred income tax benefit	(2,559)	(2,358)
Gain on sale of property and equipment	(1,049)	(249)
Changes in operating assets and liabilities:
Receivables	(16,560)	(34,888)
Prepaid expenses	1,691	1,383
Other assets	385	(1,482)
Income taxes	12,306	2,226
Accounts payable, accrued expenses, and other liabilities	8,316	30,019
NET CASH PROVIDED BY OPERATING ACTIVITIES	74,666	57,643

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(34,205)	(15,570)
Proceeds from sale of property and equipment	2,690	1,241
Purchases of short-term investments	(10,780)	(2,967)
Proceeds from sale of short-term investments	2,967	2,940
Business acquisition, net of cash acquired	(5,219)	(2,663)
Capitalization of internally developed software	(4,099)	(3,859)
NET CASH USED IN INVESTING ACTIVITIES	(48,646)	(20,878)

FINANCING ACTIVITIES
Borrowings under credit facilities	70,000	—
Borrowings under accounts receivable securitization program	35,000	—
Payments on long-term debt	(84,555)	(16,528)
Net change in book overdrafts	(1,522)	3,602
Net change in restricted cash	(1)	517
Deferred financing costs	(824)	(61)
Payment of common stock dividends	(3,162)	(1,635)
Purchases of treasury stock	(5,982)	—
Proceeds from the exercise of stock options	—	1,136
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	8,954	(12,969)

NET INCREASE IN CASH AND CASH EQUIVALENTS	34,974	23,796
Cash and cash equivalents at beginning of period	157,042	105,354
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$192,016	$129,150

NONCASH INVESTING ACTIVITIES
Accruals for equipment received	$8,972	$6,869
Equipment financed	$12,670	$22,842

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended				Six Months Ended
	June 30				June 30
	2015		2014		2015		2014
	(Unaudited)
	($ thousands, except percentages)

FREIGHT TRANSPORTATION (ABF FREIGHT)
Operating Income ($) Operating Ratio (% of revenues)
Amounts on a GAAP basis	$28,092	94.4%	$22,835	95.4%	$28,135	97.0%	$10,653	98.8%
Pension settlement expense	448	(0.1)%	708	(0.1)%	1,288	(0.1)%	3,598	(0.4)%
Non-GAAP amounts	$28,540	94.3%	$23,543	95.3%	$29,423	96.9%	$14,251	98.4%

	Three Months Ended		Six Months Ended
	June 30		June 30
	2015	2014	2015	2014
	(Unaudited)
	($ thousands, except per share data)
ARCBEST CORPORATION — CONSOLIDATED

Operating Income
Amounts on a GAAP basis	$33,466	$26,952	$34,746	$18,250
Pension settlement expense, pre-tax	597	909	1,716	4,600
Non-GAAP amounts	$34,063	$27,861	$36,462	$22,850

Net Income
Amounts on a GAAP basis	$19,967	$17,208	$20,712	$12,015
Pension settlement expense, after-tax	364	556	1,048	2,811
Non-GAAP amounts	$20,331	$17,764	$21,760	$14,826

Diluted Earnings Per Shares
Amounts on a GAAP basis	$0.74	$0.63	$0.77	$0.44
Pension settlement expense, after-tax	0.01	0.02	0.04	0.11
Non-GAAP amounts	$0.75	$0.65	$0.81	$0.55

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Adjusted Earnings Before Interest, Taxes, Depreciation	Three Months Ended June 30		Six Months Ended June 30
and Amortization (Adjusted EBITDA)	2015	2014	2015	2014
	(Unaudited)
	($ thousands)

ARCBEST CORPORATION — CONSOLIDATED
Net income	$19,967	$17,208	$20,712	$12,015
Interest and other related financing costs	1,025	725	2,027	1,533
Income tax provision	12,942	10,163	13,109	6,401
Depreciation and amortization	22,617	21,225	44,848	41,677
Amortization of share-based compensation	2,586	2,100	4,233	3,668
Amortization of actuarial losses of benefit plans and pension settlement expense(1)	1,665	1,625	3,858	5,893
	$60,802	$53,046	$88,787	$71,187

(1)         Consolidated pension settlement expense totaled $0.6 million (pre-tax) and $0.9 million (pre-tax) for the three months ended June 30, 2015 and 2014, respectively, and $1.7 million (pre-tax) and $4.6 million (pre-tax) for the six months ended June 30, 2015 and 2014, respectively.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	Three Months Ended June 30 2015			Three Months Ended June 30 2014
	(Unaudited)
	($ thousands)
ASSET-LIGHT LOGISTICS	Operating Income	Depreciation and Amortization	EBITDA	Operating Income	Depreciation and Amortization	EBITDA

Premium Logistics (Panther)(2)	$4,838	$2,939	$7,777	$4,358	$2,838	$7,196
Emergency & Preventative Maintenance (FleetNet)	1,017	276	1,293	700	237	937
Transportation Management (ABF Logistics)	1,808	246	2,054	854	252	1,106
Household Goods Moving Services (ABF Moving)	1,997	338	2,335	623	346	969
Total asset-light logistics	$9,660	$3,799	$13,459	$6,535	$3,673	$10,208

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	Six Months Ended June 30 2015			Six Months Ended June 30 2014
	(Unaudited)
	($ thousands)
ASSET-LIGHT LOGISTICS	Operating Income	Depreciation and Amortization	EBITDA	Operating Income	Depreciation and Amortization	EBITDA

Premium Logistics (Panther)(2)	$6,033	$5,863	$11,896	$7,722	$5,574	$13,296
Emergency & Preventative Maintenance (FleetNet)	2,187	559	2,746	2,101	411	2,512
Transportation Management (ABF Logistics)	2,583	530	3,113	1,389	469	1,858
Household Goods Moving Services (ABF Moving)	1,634	688	2,322	(218)	695	477
Total asset-light logistics	$12,437	$7,640	$20,077	$10,994	$7,149	$18,143

(2)         Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software associated with the June 15, 2012 acquisition of Panther.

Non-GAAP Financial Measures. ArcBest Corporation (“ArcBest”) reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, ArcBest’s reported results. Management believes EBITDA and Adjusted EBITDA to be relevant and useful information as EBITDA is a standard measure commonly reported and widely used by analysts, investors and others to measure financial performance and ability to service debt obligations. However, these financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as defined by GAAP. Other companies may calculate EBITDA differently, and therefore, ArcBest’s EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended June 30				Six Months Ended June 30
	2015		2014		2015		2014
	(Unaudited)
	($ thousands, except percentages)
REVENUES
Freight Transportation (ABF Freight)	$504,371		$492,857		$945,578		$921,728

Premium Logistics (Panther)	80,271		81,425		155,563		153,651
Emergency & Preventative Maintenance (FleetNet)	42,015		38,307		84,504		80,006
Transportation Management (ABF Logistics)	50,419		35,493		97,791		65,210
Household Goods Moving Services (ABF Moving)	32,225		22,855		50,793		37,605
Total asset-light logistics	204,930		178,080		388,651		336,472

Other and eliminations	(13,186)		(12,291)		(24,838)		(21,650)
Total consolidated revenues	$696,115		$658,646		$1,309,391		$1,236,550

OPERATING EXPENSES
Freight Transportation (ABF Freight)
Salaries, wages, and benefits	$301,639	59.8%	$279,372	56.7%	$580,010	61.3%	$540,527	58.6%
Fuel, supplies, and expenses	79,647	15.8	93,277	18.9	158,673	16.8	184,067	20.0
Operating taxes and licenses	12,322	2.4	11,770	2.4	24,318	2.6	23,263	2.5
Insurance	6,267	1.2	5,966	1.2	12,052	1.3	11,361	1.2
Communications and utilities	3,766	0.8	3,731	0.8	7,751	0.8	7,973	0.9
Depreciation and amortization	18,286	3.6	16,841	3.4	35,686	3.8	33,178	3.6
Rents and purchased transportation	52,380	10.4	55,549	11.3	94,224	10.0	102,969	11.2
Gain on sale of property and equipment	(594)	(0.1)	(40)	—	(838)	(0.1)	(243)	—
Pension settlement expense(1)	448	0.1	708	0.1	1,288	0.1	3,598	0.4
Other	2,118	0.4	2,848	0.6	4,279	0.4	4,382	0.4
	476,279	94.4%	470,022	95.4%	917,443	97.0%	911,075	98.8%

Premium Logistics (Panther)
Purchased transportation	$58,510	72.9%	60,185	73.9%	114,554	73.6%	114,759	74.7%
Depreciation and amortization(2)	2,939	3.7	2,838	3.5	5,863	3.8	5,574	3.6
Salaries, benefits, insurance, and other	13,984	17.4	14,044	17.2	29,113	18.7	25,596	16.7
	75,433	94.0%	77,067	94.6%	149,530	96.1%	145,929	95.0%

Emergency & Preventative Maintenance (FleetNet)	$40,998		37,607		82,317		77,905
Transportation Management (ABF Logistics)	48,611		34,639		95,208		63,821
Household Goods Moving Services (ABF Moving)	30,228		22,232		49,159		37,823
Total asset-light logistics(1)	195,270		171,545		376,214		325,478

Other and eliminations(1)	(8,900)		(9,873)		(19,012)		(18,253)
Total consolidated operating expenses(1)	$662,649		$631,694		$1,274,645		$1,218,300

(1)         Pension settlement expense totaled $0.6 million (pre-tax) and $0.9 million (pre-tax) on a consolidated basis for the three months ended June 30, 2015 and 2014, respectively, and $1.7 million (pre-tax) and $4.6 million (pre-tax) for the six months ended June 30, 2015 and 2014, respectively. For the three months ended June 30, 2015 and 2014, pre-tax pension settlement expense of $0.4 million and $0.7 million, respectively, was reported by ABF Freight; $0.1 million and $0.2 million, respectively, was reported in Other and eliminations; and less than $0.1 million was reported by the asset-light logistics segments. For the six months ended June 30, 2015 and 2014, pre-tax pension settlement expense of $1.3 million and $3.6 million, respectively, was reported by ABF Freight; $0.3 million and $0.9 million, respectively, was reported in Other and eliminations; and $0.1 million was reported by the asset-light logistics segments.

(2)         Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software associated with the June 15, 2012 acquisition of Panther.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS — Continued

	Three Months Ended		Six Months Ended
	June 30		June 30
	2015	2014	2015	2014
	(Unaudited)
	($ thousands)
OPERATING INCOME
Freight Transportation (ABF Freight)(1)	$28,092	$22,835	$28,135	$10,653

Premium Logistics (Panther)	4,838	4,358	6,033	7,722
Emergency & Preventative Maintenance (FleetNet)	1,017	700	2,187	2,101
Transportation Management (ABF Logistics)	1,808	854	2,583	1,389
Household Goods Moving Services (ABF Moving)	1,997	623	1,634	(218)
Total asset-light logistics	9,660	6,535	12,437	10,994

Other and eliminations(2)	(4,286)	(2,418)	(5,826)	(3,397)
Total consolidated operating income	$33,466	$26,952	$34,746	$18,250

(1)         ABF Freight’s operating profit for all periods presented was impacted by pension settlement expense. (See reconciliations of GAAP operating income to non-GAAP operating income in the Freight Transportation table previously presented in the Reconciliations of GAAP to Non-GAAP Financial Measures section of this release.)

(2)         For the three and six months ended June 30, 2015, “Other” corporate costs include additional investments in enterprise customer solutions to provide an improved platform for revenue growth and for offering ArcBest services across multiple operating segments, as disclosed in the Form 8-K filed by ArcBest in June 2015.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended June 30			Six Months Ended June 30
	2015	2014	% Change	2015	2014	% Change
	(Unaudited)

Freight Transportation (ABF Freight)

Workdays	63.5	63.5		126.0	126.5

Billed Revenue(1) / CWT	$29.04	$28.91	0.4%	$28.57	$28.01	2.0%

Billed Revenue(1) / Shipment	$385.16	$393.11	(2.0)%	$379.18	$387.78	(2.2)%

Shipments	1,318,566	1,261,670	4.5%	2,507,363	2,395,002	4.7%

Shipments / Day	20,765	19,869	4.5%	19,900	18,933	5.1%

Tonnage (Tons)	874,330	857,892	1.9%	1,663,661	1,657,703	0.4%

Tons / Day	13,769	13,510	1.9%	13,204	13,104	0.8%

(1)         Revenue for undelivered freight is deferred for financial statement purposes in accordance with ABF Freight’s revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes. Billed revenue has been adjusted to exclude intercompany revenue that is not related to freight transportation services.

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